Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Media	Investors
Monica Kendrick	Derek Davis
(574) 372-4989	(574) 372-4250
monica.kendrick@zimmerbiomet.com	derek.davis@zimmerbiomet.com

Barbara Goslee
(574) 371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Prices Offering of Senior Notes

(WARSAW, Ind.) March 8, 2018 – Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) (the “Company”) today announced that it has priced an offering of $450 million principal amount of its floating rate senior unsecured notes due 2021 and $300 million principal amount of its 3.700% senior unsecured notes due 2023.

The closing of the offering is expected to occur on March 19, 2018, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the sale of the notes, together with borrowings under its senior unsecured credit facility and cash on hand, to repay at maturity its $1,150 million outstanding aggregate principal amount of 2.000% Senior Notes due April 1, 2018.

The joint book-running managers for the offering are Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this press release relates. Before you invest, you should read the preliminary prospectus supplement, and the accompanying base prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement, the final prospectus supplement (when available), and the accompanying base prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, MUFG Securities Americas Inc. toll-free at 1-877-649-6848 and SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding the closing of the offering of the senior notes and the Company’s intended use of proceeds. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “intends” and similar expressions or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially. For a list and description of some of such risks, uncertainties and changes in circumstances, see the Company’s filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this communication are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

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